Exhibit 5.2

BEIJING BRUSSELS LONDON LOS ANGELES NEW YORK SAN FRANCISCO SEOUL SHANGHAI SILICON VALLEY WASHINGTON	Covington & Burling LLP The New York Times Building 620 Eighth Avenue New York, NY 10018-1405 T +1 212 841 1000

March 1, 2016

Johnson & Johnson

One Johnson & Johnson Plaza

New Brunswick, New Jersey 08933

Ladies and Gentlemen:

We have acted as special counsel to Johnson & Johnson, a New Jersey corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”) of $300,000,000 in aggregate principal amount of the Company’s Floating Rate Notes due 2019, $700,000,000 in aggregate principal amount of the Company’s 1.125% Notes due 2019, $1,000,000,000 in aggregate principal amount of the Company’s 1.650% Notes due 2021, $500,000,000 in aggregate principal amount of the Company’s 2.050% Notes due 2023, $2,000,000,000 in aggregate principal amount of the Company’s 2.450% Notes due 2026, $1,000,000,000 in aggregate principal amount of the Company’s 3.550% Notes due 2036 and $2,000,000,000 in aggregate principal amount of the Company’s 3.700% Notes due 2046 (the “Notes”) issued pursuant to the Indenture, dated as of September 15, 1987 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company, which succeeded Harris Trust and Savings Bank), as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of September 1, 1990, between the Company and the Trustee (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), and pursuant to the Company’s registration statement on Form S-3 (File No. 333-194146), filed with the Securities and Exchange Commission (the “Commission”) on February 26, 2014 (such registration statement, as amended to the date hereof, is herein referred to as the “Registration Statement”).

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals. We have assumed further that the Trustee and its predecessor trustees have duly authorized, executed and delivered the Indenture.

We have assumed further that the Company is a corporation validly existing and in good standing under the law of the State of New Jersey, and that the Company has the corporate power, authority and legal right to execute, deliver and perform the Indenture and the Notes. We have assumed further that the Company has duly authorized, executed and delivered the Indenture and the Notes. With respect to all matters of New Jersey law, we note that you are

Johnson & Johnson

March 1, 2016

relying on an opinion of Thomas Spellman III, Assistant General Counsel and Corporate Secretary of the Company, which opinion is filed as Exhibit 5.1 to the to the Current Report on Form 8-K that will be incorporated by reference into the Registration Statement.

Additionally, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that, when the Notes have been (a) duly executed by the Company and duly authenticated and delivered by the Trustee in accordance with the Indenture and (b) duly issued and delivered by the Company against payment of the purchase price therefor as contemplated in the Registration Statement, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

We are members of the bar of the State of New York. We do not express any opinion herein on any laws other than the law of the State of New York.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K that will be incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Covington & Burling LLP